SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549


                        ______________




                           FORM 8-K



                        CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



                        ______________


                Date of Report:  June 24, 1997
               (Date of earliest event reported)




                    DETECTION SYSTEMS, INC.
      (Exact Name of Registrant as Specified in Charter)




New York State                  0-8125               27-069690
(State or Other Jurisdiction (Commission         (IRS Employer
    of Incorporation)        File Number)  Identification No.)



        130 Perinton Parkway, Fairport, New York 14450
           (Address of Principal Executive Offices)



                        (716) 223-4060
     (Registrant's telephone number, including area code)
Item 9. Sales of Equity Securities Pursuant to Regulation S.

On June 24, 1997, the registrant sold 34,141 shares of its common stock to Essonne Electronique, S.A., Zone Industrielle Ferrieres, 45210 Ferrieres, France to acquire 99.5% of the stock of Seriee S.A. The stock was unregistered and valued at approximately $600,000 (USD).

The exemption from registration of the shares under the Securities Act of 1933 is based on Section 4(2) and Regulation S thereunder. The sale was made to a single French corporation which the registrant acquired in the transaction, the Stock Purchase Agreement restricts transfer of the shares sold by the registrant, other than in compliance with the U.S. securities laws, and the certificate representing such shares is legended to reflect this restriction.

The registrant intends to combine the business of Seriee with its current France sales operations.





                          SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DETECTION SYSTEMS, INC.

                         By:  /s/  Frank J. Ryan
                              Frank J. Ryan
                              Vice President, Secretary, Treasurer



Dated:  July 9, 1997